UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Fifth Third Bancorp (“Fifth Third”) has entered into a settlement with the Securities and Exchange Commission (“SEC”) in connection with the previously reported alleged violation of Section 13(a) of the Securities Exchange Act of 1934 and Regulation FD promulgated thereunder arising out of the timing and public dissemination of the notices by which Fifth Third redeemed certain trust preferred securities in May of this year.

Under the terms of the settlement, Fifth Third neither admits nor denies such allegations and has agreed to cease and desist from committing any violations and any future violations of Section 13(a) of the Exchange Act and Regulation FD. As noted in the order instituting the proceeding, in agreeing to this settlement, the SEC considered the remedial acts promptly and voluntarily undertaken by Fifth Third—including its compensation of investors harmed by the timing of its disclosure and its adoption and implementation of additional policies and procedures relating to the redemption of securities—and the cooperation it afforded the SEC staff.

For more details about the proceeding and the settlement, please refer to the full text of the Order instituting the proceeding attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Order Instituting Cease-and-Desist Proceedings, Pursuant to Section 21C of the Securities Exchange Act of 1934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

November 22, 2011	By:	/s/ Daniel T. Poston
Daniel T. Poston
Executive Vice President and Chief Financial Officer